Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Matthias Bodenstedt, to the best of my knowledge certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of MoonLake Immunotherapeutics (the “Company”) for the period ended December 31, 2022 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 20, 2023

By: /s/ Matthias Bodenstedt
Name: Matthias Bodenstedt
Title: Chief Financial Officer
    (principal financial and accounting officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Note: A signed original of this written statement required by Section 906 has been provided to MoonLake Immunotherapeutics and will be retained by MoonLake Immunotherapeutics and furnished to the Securities and Exchange Commission or its staff upon request.